EXHIBIT 99.1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(l) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing, along with all other such undersigned, on behalf of the Reporting Persons (as defined in the joint filing), of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, without par value, of the Issuer (as defined in the attached Schedule 13D), and agrees that this agreement be included as an Exhibit to such joint filing. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Joint Filing Agreement as of this 31st day of March, 2011.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	PS Management GP, LLC, its General Partner

By:	/s/ William A. Ackman

Name: William A. Ackman Title: Managing Member

PS MANAGEMENT, GP, LLC

By:	/s/ William A. Ackman

Name: William A. Ackman Title: Managing Member

PERSHING SQUARE GP, LLC

By:	/s/ William A. Ackman

Name: William A. Ackman Title: Managing Member

/s/ William A. Ackman

Name: William A. Ackman

[Signature Page to Joint Filing Agreement]

MARCATO, L.P.

By:	Marcato Capital Management LLC, its General Partner

By:	/s/ Richard T. McGuire

Name: Richard T. McGuire Title: Managing Member

MARCATO II, L.P.

By:	Marcato Capital Management LLC, its General Partner

By:	/s/ Richard T. McGuire

Name: Richard T. McGuire Title: Managing Member

MARCATO INTERNATIONAL MASTER FUND LTD.

By:	/s/ Richard T. McGuire

Name: Richard T. McGuire Title: Director

MARCATO CAPITAL MANAGEMENT LLC

By:	/s/ Richard T. McGuire

Name: Richard T. McGuire Title: Managing Member

/s/ Richard T. McGuire

Name: Richard T. McGuire

[Signature Page to Joint Filing Agreement]